Exhibit 1.1
[__________] Shares
SUNRISE REALTY TRUST, INC.
Common Stock
UNDERWRITING AGREEMENT
St. Petersburg, Florida
[Date]
Raymond James & Associates, Inc.
As representative of the several underwriters
listed on Schedule I hereto
880 Carillon Parkway
St. Petersburg, Florida 33716
Ladies and Gentlemen:
Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), and Sunrise Manager LLC, a Delaware limited liability company (the “Manager”), propose, subject to the terms and conditions stated herein, that the Company issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [●] shares of its Common Stock, par value $0.01 per share (the “Common Stock”). Such aggregate of [●] shares to be purchased from the Company by the Underwriters are called the “Firm Shares.” In addition, the Company has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [●]1 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.” The Company, the Manager and the Underwriters are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”
The Company and the Underwriters agree that up to [●] of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale at the public offering price per Share by the Underwriters to certain directors and officers of the Company (the “Affiliated Investors”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by the Affiliated Investors by 9:00 a.m., New York City time, on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.
1 15% of Firm Shares.

The Company and the Manager wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.
1.    Representations and Warranties of the Company.
1.1.    The Company hereby represents and warrants on the date hereof, and shall be deemed to represent and warrant on the Closing Date, any Additional Closing Date and any other date as specified hereinafter, to each Underwriter, that:
(a)    A registration statement on Form S-11 (File No. 333-[●]) relating to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder in all material respects; (ii) has been filed with the Commission under the Act; and (iii) has become effective under the Act. As used in this Agreement:
(i)    “Applicable Time” means [●] [A.M.][P.M.] (New York City time) on [ ● ], 2025;
(ii)    “Effective Date” means the date at which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission in accordance with the rules and regulations under the Act;
(iii)    “Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Shares;
(iv)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Act), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);
(v)    “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act;
(vi)    “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act;
(vii)    “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of

Rule 430A under the Act to be part of such registration statement as of the Effective Date;
(viii)    “Rule 462(b) Registration Statement” means any registration statement filed by the Company with the Commission to register additional Shares pursuant to Rule 462(b) under the Act;
(ix)    “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act;
(x)    “Time of Sale Information” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II(a) hereto; and
(xi)    “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s best knowledge, threatened by the Commission.
(b)    The Company is an “emerging growth company,” as defined in Section 2(a) of the Act.
(c)    At the time of the Company’s spin-off on July 9, 2024, the Company completed a series of transactions described in the Registration Statement under the caption “Business-Spin-Off” (such transactions, collectively referred to as the “Spin-off”). The Spin-off was completed pursuant to several agreements including (i) the Separation and Distribution Agreement, dated as of July 8, 2024, by and between AFC Gamma, Inc. (the “Predecessor Entity”) and the Company and (ii) the Tax Matters Agreement, dated as of July 8, 2024, by and between the Predecessor Entity and the Company (collectively, the “Separation and Distribution Documents”). The Spin-off was consummated as described in the Registration Statement, the Time of Sale Information, each Preliminary Prospectus and the Prospectus. The Company has delivered to the Representative a true and correct copy of each of the executed Separation and Distribution Documents, together with all related agreements and all schedules and exhibits thereto; provided, the Company will be deemed to have furnished such documents to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). There have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Separation and Distribution Documents since their date of execution, and to the Company’s knowledge, there exists no event or condition that would constitute a default or event of default under any of the Separation and Distribution Documents.

(d)    The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications, with the consent of the Representative, with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II(b) hereto pursuant to the “Wall-Cross Procedures for Testing-the-Waters” agreed to by the Company and the Underwriters.
(e)    The Company was not at the time of the initial filing of the Registration Statement or at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and is not on the date hereof, and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Act).
(f)    The Registration Statement conformed in all material respects, as of the Effective Date, and will conform in all material respects on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Delivery Date to the applicable requirements of the Act and the rules and regulations thereunder.
(g)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8.9.
(h)    The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8.9.
(i)    The Time of Sale Information did not, as of the Applicable Time, and will not at the Closing Date and any Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8.9.
(j)    Each Issuer Free Writing Prospectus listed in Schedule II(a) hereto, when taken together with the Time of Sale Information, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II(a) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8.9.
(k)    No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule II(b) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8.9; and the Company has filed publicly on EDGAR at least 48 hours prior to the effective time of the Registration Statement, any confidentially submitted registration statement and amendments to such confidentially submitted registration statement relating to the offer and sale of the Shares. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.
(l)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares (the “Road Show”) will not be required to be filed pursuant to the Act and the rules and regulations thereunder.

(m)    Other than the Registration Statement, the Time of Sale Information, the Testing-the-Waters Communications, the Road Show, each Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the offering of the Shares.
(n)    On each of (i) the date thereof, (ii) the Closing Date and (iii) any Additional Closing Date: (A) the capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; (B) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive or similar right that entitle or may entitle any person to acquire any Shares upon the issuance thereof by the Company; (C) the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company; (D) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, any such shares of Common Stock; and (E) the Common Stock conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).
(o)    Each of the Company and its Subsidiaries (as defined below) is (i) duly incorporated or organized and validly existing as a corporation, limited liability company, limited partnership or other organization and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or is reasonably expected to not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations, or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).
(p)    The issued shares of capital stock or other ownership interest of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly through one or more of the other Subsidiaries, by the Company, free and clear of any transfer restrictions, security interests, liens, mortgage, pledge, charges, claims, encumbrances or defect in title of any nature (each, an “Encumbrance”). The Company does not have any Subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21.1 to the Registration Statement.
(q)    The Management Agreement, dated as of February 22, 2024 (as may be amended, the “Management Agreement”), is, and will be as of the Closing Date and any Additional Closing Date, (a) duly and validly authorized, executed and delivered by the Company, (b) a valid and binding agreement of the Company, (c) and enforceable against the Company in accordance with its terms.
(r)    There are no legal, governmental or regulatory proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its Subsidiaries or to which the Company or its Subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not so described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding or investigation.
(s)    There are no Existing Instruments (as defined below) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not fairly summarized or so described in all material respects, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act. Except as would not reasonably be expected to have a Material Adverse Effect, all such Existing Instruments have been duly and validly authorized, executed and delivered by the Company or the applicable Subsidiary, constitute valid and binding agreements of the Company or the applicable Subsidiary and are enforceable against the Company or the applicable Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. None of the Company or the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or the applicable Subsidiary under any of such Existing Instruments.
(t)    None of the Company or any of its Subsidiaries is (i) in violation of (A) its articles of incorporation, bylaws, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational documents, (B) any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any federal, state, local or foreign court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound which violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.
(u)    The Company has all requisite power and authority to enter into this Agreement, to offer, issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein and otherwise perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.
(v)    The Company and its Subsidiaries (i) have complied with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ collection, use, processing, storage, transfer, or disposal, disclosure of personal information; (ii) have and are in compliance with privacy policies regarding the collection, use, processing, storage, transfer and disposal of personal information in connection with the operation of their businesses; and (iii) have established and implemented policies, programs and procedures, including administrative, technical and physical safeguards, to protect the confidentiality, integrity and security of personal information in their possession, custody or control, or otherwise held or processed on their behalf, except in the case of each of item (i), (ii) and (iii) hereabove where the failure to do so would not have a Material Adverse Effect.
(w)    None of the offering, issuance, sale or delivery of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company or the compliance by the Company with all provisions hereof, nor the consummation by the Company of the transactions contemplated hereby (including in particular the application of the proceeds of the offering and sale as described under “Use of Proceeds” in the Registration Statement, the Time of Sale of Information and the Prospectus) (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the Nasdaq Stock Market (“Nasdaq”), the registration of the Common Stock under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the

“Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with, or will conflict with, or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation, bylaws, the Management Agreement or other organizational documents or any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, (iii) violates any existing statute, law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event under, or results in the creation or imposition of any Encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, except for such consents, conflicts, breaches, violations, defaults or Encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. For the purpose of this Section 1.1(w), a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(x)    Except as described in the Time of Sale Information and the Prospectus, and except for Stock Options, none of the Company or any of its Subsidiaries has outstanding, and at the Closing Date and any Additional Closing Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or exercisable or exchangeable for, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.
(y)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or relating to Common Stock or any security convertible into or exchangeable for Common Stock pursuant to an equity-based compensation plan or otherwise. Except as described in the Time of Sale Information and the Prospectus, the Company does not have any stock option, stock bonus or other stock-based compensation plans or arrangements, or other employee compensation plan or arrangement established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) (together, the “Stock Plans”).
(z)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not issued, sold or distributed, or agreed to issue, sell or distribute, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

(aa)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.
(bb)    CohnReznick LLP, the certified public accountants (the “Accountants”) who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to the Company and its Subsidiaries and as required by the Act.
(cc)    The Company has taken all necessary actions to ensure that, within the time period required under applicable law, the Company and its Subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
(dd)    The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated Subsidiaries as of the dates therein indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows of the Company and its consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.
(ee)    Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Company or any of its Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (ii) none of the Company or any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) none of the Company or any of its Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock or any other such interests and the Company is not in default under the terms of any class of capital stock or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development or event involving or that may reasonably be expected to result in a Material Adverse Effect.
(ff)    All offers and sales of the Common Stock and Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with the requirements of, or were the subject of an available exemption from, the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.
(gg)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq under the symbol “SUNS”, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, the Company is in compliance with all applicable listing requirements of Nasdaq.
(hh)    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.
(ii)    The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, which returns are complete and correct in all material respects, and none of the Company or any of its Subsidiaries is in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and any Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.
(jj)    Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no transactions between the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates, officer, director or securityholder, on the other hand, that are required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) no relationship, direct or indirect, exists between the Company or any of its Subsidiaries, on the one hand, and their respective Affiliates, directors, officers, securityholders, customers or suppliers, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.
(kk)    On each of (i) the Closing Date, (ii) any Additional Closing Date and (iii) after giving effect to the offering and sale of the Shares and the application of proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company or any of its Subsidiaries qualifies as an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).
(ll)    Neither the issuance, sale and delivery of Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Time of Sale Information and the Prospectus, violates Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors
(mm)    The statements set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Prospectus Summary—Organizational Chart”, “Certain Relationships and Related Party Transactions”, “Shares Available for Future Sale”, “Description of Capital Stock”, “U.S. Federal Income Tax Considerations”,

“Underwriting”, “Our Manager and Our Management Agreement”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Business—Legal Proceedings”, insofar as they purport to summarize the provisions of the laws, regulations, agreements, documents or legal or governmental proceedings referred to therein, are accurate summaries of such laws, regulations, agreements, documents or proceedings in all material respects. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
(nn)    No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.
(oo)    None of the Company or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(pp)    The Company has procured Lock-Up Agreements duly executed by each officer, director and shareholder of the Company set forth on Schedule III hereto.
(qq)    The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.
(rr)    No “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)    Each of the Company and its Subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of any Encumbrances, except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.
(tt)    Each of the Company and its Subsidiaries has any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.
(uu)    (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(vv)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are in effect and with which the Company is required to comply.
(ww)    The Company has not, prior to the date hereof, made any offer and sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), the Company has not sold or issued any security during the one hundred eighty (180)-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.
(xx)    None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations of the Commission thereunder, the “Foreign Corrupt Practices Act”) or any applicable non-U.S. anti-bribery or anti-corruption statute or regulation, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act.
(yy)    None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, is an individual or entity (each, an “OFAC Company”), or is owned or controlled by an OFAC Company, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered by His Majesty’s Treasury), or other relevant sanctions authority (collectively, the “OFAC Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of OFAC Sanctions, including, without limitation, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, Sudan and Syria (each, an “OFAC Country”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Company (i) to fund or facilitate any activities of or business with any OFAC Company that, at the time of such funding or facilitation, is the subject or the target of OFAC Sanctions, (ii) to fund or facilitate any activities or business in any OFAC Country or (iii) in any other manner that will result in a violation by any OFAC Company (including any OFAC Company participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. None of the Company or its Subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Company that at the time of the dealing or transaction is or was the subject or the target of OFAC Sanctions or with any OFAC Country.
(zz)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of (a) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (b) the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (c) the applicable money laundering statutes of all jurisdictions, (d) the rules and regulations under items (a), (b) and (c) and (e) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (together, the “AML Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any AML Law is pending or, to the knowledge of the Company, threatened.
(aaa)    No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”) concerning the employees of the Company or any of its Subsidiaries.
(bbb)    The Company and its Subsidiaries are, and at all times prior hereto were, (i) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (ii) have received and maintain all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permit, except where such noncompliance with Environmental Laws, failure to receive or maintain required Permit or failure to comply with the terms and conditions of such Permit would not, individually or in the aggregate, have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under Environmental Laws. None of the Company or any of its Subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. None of the Company or any of its Subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect, and none of the Company and its Subsidiaries do anticipate such costs or liabilities. For the purpose of this Section 1.1(bbb), “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health and safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.
(ccc)    Each of the Company and its Subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each Intellectual Property Right under which the Company and its Subsidiaries conduct all or any material part of its business, and none of the Company or its Subsidiaries has created any Encumbrance on, or granted any right or license with respect to, any such Intellectual Property Right except where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its Subsidiaries with respect to any Intellectual Property Right and the Company and its Subsidiaries have not received notice or otherwise become aware that any Intellectual Property Right that it uses or has used in the conduct of its business infringes upon, misappropriate, or conflicts with the rights of any third party. None of the Company or any of its Subsidiaries has become aware that any Intellectual Property Right that it uses or has used in the conduct of its business (i) infringes upon, misappropriates or conflicts with the rights of, any third party or (ii) is infringed upon, misappropriated or violated by, any third party. For the purpose of this Section 1.1(ccc), “Intellectual Property Right” means any (a) trade name, trademark, service mark and registration thereof, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.
(ddd)    There are no affiliations or associations between (i) any member of FINRA and (ii) the Company, any of its Subsidiaries or (to the Company’s knowledge) any of the Company’s officers, directors, ten percent (10%) or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
(eee)    The Company and each of its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) of the types and in the amounts generally deemed adequate by the Company for the conduct of the business in which it is engaged, all of which insurance is in full force and effect in all material respects; and the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects None of the Company or any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(fff)    Each “employee benefit plan” (as defined under Section 3(3) ERISA) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates existing on the date hereof (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all material respects with ERISA, the Code and all other applicable state and federal laws and regulations. No “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plans. No failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur. No Employee Plan, if such Employee Plan was terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.
(ggg)    To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case, as would not reasonably be expected to have a Material Adverse Effect, and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as is customary for the Company’s business or as required by applicable regulatory standards; and (iii) the IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.
(hhh)    Commencing with its taxable year ended December 31, 2024, the Company has been organized and operated in a manner that has enabled it to meet the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue

Code of 1986, as amended (the “Code”), and its actual method of operation through the date hereof, will enable it to meet, and its proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and for its subsequent taxable years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Prospectus and the Time of Sale Information are true, complete and correct in all material respects. The Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.
(iii)    The Company has filed in a timely manner all reports required to be filed by the Company with the Commission pursuant to the Exchange Act, and such reports complied in all material respects with the requirements of Exchange Act. The Company will file within applicable deadlines, all material required to be filed by it with the Commission pursuant to Section 12(b), 13(a), 13(c), 14 or 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below), that is required in connection with the offering of the Shares.
1.2.    Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters, including without limitation the certificate referred to under Section 9.1.8 hereof, shall be deemed to be a representation and warranty by the Company or the Manager, as applicable, to the Underwriters as to the matters set forth in Section 1.1.
2.    Representations and Warranties of the Manager.
2.1.    The Manager hereby represents and warrants on the date hereof, and shall be deemed to represent and warrant on the Closing Date, any Additional Closing Date and any other date as specified hereinafter or as the context may require, to each Underwriter, that:
(a)    The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or is reasonably expected to not have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations, or prospects of the Manager (a “Manager Material Adverse Effect”).
(b)    The Manager’s execution and delivery of this Agreement and the performance by the Manager of its obligations under this Agreement have been duly and validly authorized by the Manager and this Agreement has been duly executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.
(c)    The Manager is not (A) in violation of its limited liability company agreement or (B) except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The execution and delivery of this Agreement by the Manager and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties is bound, (ii) its limited liability company agreement or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its properties, except in the case of clauses (i) and (iii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.
(d)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Manager, threatened, against or involving the Manager which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Manager Material Adverse Effect, nor to the knowledge of the Manager, is there any basis for any such action, suit, inquiry, proceeding or investigation.
(e)    The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement, the Time of Sale Information and the Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(f)    Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no material adverse change (i) in or affecting the business, properties, financial condition, results of operations, or cash flows of the Manager, whether or not arising in the ordinary course of business, or (ii) in the ability of the Manager to perform its obligations under the Management Agreement.
(g)    The Manager has not taken, and will not take, directly or indirectly, any action that constituted or constitutes, or any action designed to, or that would reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.
(h)    The Management Agreement is, and will be as of the Closing Date and any Additional Closing Date, (a) duly and validly authorized, executed and delivered by the Manager, (b) a valid and binding agreement of the Manager, (c) and enforceable against the Manager in accordance with its terms.
(i)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, except where the failure to obtain any such consent, approval, authorization, license or order of, or filing or registration of or with, any governmental entity or agency would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement, and except that no representation is made as to such as may be required under state or foreign securities laws.
(j)    The Manager has any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit or made all such declarations, amendments, supplements or filings has not had and will not have a Manager Material Adverse Effect; the Manager has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Manager.

(k)    The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Manager is not prohibited by the Investment Company Act or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(l)    Neither the Manager or, to the knowledge of the Manager, any director, officer, agent, employee or Affiliate of the Manager is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act or any applicable non-U.S. anti-bribery or anti-corruption statute or regulation, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Manager and, to the knowledge of the Manager, their respective Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act.
(m)    The operations of the Manager are and have been conducted at all times in compliance in all material respects with applicable AML Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to any AML Law is pending or, to the knowledge of the Manager, threatened.
(n)    Neither the Manager or, to the knowledge of the Manager, any director, officer, agent, employee or Affiliate of the Manager, is an OFAC Company, or is owned or controlled by an OFAC Company, that is currently the subject or target of any OFAC Sanctions, nor is the Manager located, organized or resident in an OFAC Country; and the Manager will not, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Company (i) to fund or facilitate any activities of or business with any OFAC Company that, at the time of such funding or facilitation, is the subject or the target of OFAC Sanctions, (ii) to fund or facilitate any activities or business in any OFAC Country or (iii) in any other manner that will result in a violation by any OFAC Company (including any OFAC Company participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. The Manager has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any OFAC Company that at the time of the dealing or transaction is or was the subject or the target of OFAC Sanctions or with any OFAC Country.
(o)    No labor problem or dispute with the employees of the Manager exists, or, to the knowledge of the Manager, is threatened or imminent, which would reasonably be expected to result in a Manager Material Adverse Effect. The Manager is not aware that any key employee or significant group of employees of the Manager plans to terminate employment with the Manager. The Manager has not engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Manager Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Manager, threatened against the Manager before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of the Manager, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Manager, threatened against the Manager and (C) no union representation dispute currently existing concerning the employees of the Manager and (ii) to the knowledge of the Manager, (A) no union organizing activities are currently taking place concerning the employees of the Manager and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA concerning the employees of the Manager.
(p)    Other than the Registration Statement, the Time of Sale Information, the Testing-the-Waters Communications, the Road Show, each Preliminary Prospectus and the Prospectus, the Manager (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the offering of the Shares.
2.2.    Any certificate signed by an officer of the Manager and delivered to the Underwriters or to counsel for the Underwriters, including without limitation the certificate referred to under Section 9.1.8 hereof, shall be deemed to be a representation and warranty by the Manager to the Underwriters as to the matters set forth in Section 2.1.
3.    Agreements to Sell and Purchase.
3.1.    Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the several Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company and the Manager contained in Sections 1.1, 2.1 and 5.1 hereof and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[●] per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto; provided, however, that any Reserved Securities confirmed for purchase by the Affiliated Investors shall be purchased from the Company at a purchase price of $[●] per Share.
3.2.    The Company hereby also agrees to issue and/or sell the Additional Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company and the Manager contained in Sections 1.1, 2.1 and 5.1 hereof and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Company in whole or in part the Additional Shares at the Purchase Price Per Share, less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not on the Additional Shares. The Additional Shares may be purchased solely for the purpose of covering over-

allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within thirty (30) days after the date of the Prospectus, but no more than once.
4.    Terms of Public Offering; Delivery of the Shares and Payment Therefor.
4.1.    The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any of their respective “affiliates” (as defined in Rule 405 under the Act) (the “Affiliates”).
4.2.    Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [●], 2025, the first (second, if the pricing occurs after 4:30 p.m. (St. Petersburg, Florida time)) business day following the date of this Agreement (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company.
4.3.    Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date) as shall be specified in a written notice from the Representative to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between you and the Company. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date”.

4.4.    The Shares and any Additional Shares to be purchased hereunder shall be delivered to you through The Depositary Trust Company (“DTC”) on the Closing Date or any Additional Closing Date, as the case may be, against payment of the aggregate Purchase Price per Share for the Shares sold hereunder by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or any such Additional Closing Date, as the case may be, by the

Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.
4.5.    It is understood that the Representative has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Share for the Shares that the Underwriters have agreed to purchase hereunder. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
4.6.    Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.
5.    Covenants and Agreements of the Company.
5.1.    The Company covenants and agrees with the Underwriters as follows:
(a)    The Company will use its reasonable best efforts to (i) keep the Registration Statement and any amendments thereto effective and (ii) prevent the issuance of any order described in Section 5.1(b)(v) hereof;
(b)    The Company will advise you promptly and, if requested by you, will confirm such advice in writing:
(i)    of the time and date of any filing of any amendment or supplement to the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus;
(ii)    if Rule 430A under the Act is employed, of the time and date of filing of the Prospectus pursuant to Rule 424(b) under the Act;
(iii)    of the time and date of filing of any Rule 462(b) Registration Statement;
(iv)    of (x) the receipt of any comments of the Commission, (y) any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or (z) any request by the Commission for additional information;
(v)    of (y) the issuance by the Commission or any other government or regulatory authority of any stop order suspending the effectiveness of the Registration Statement, suspending the qualification of the Shares for offering or sale in any jurisdiction, or preventing or suspending the use of the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or (z) the initiation or, to the knowledge of the Company, threatening, of any proceeding for the purpose of any order referred to under item (y) or initiated pursuant to Section 8A of the Act; and
(vi)    within the Prospectus Delivery Period (as defined below), of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law;
(c)    If at any time the Commission or any other government or regulatory authority shall issue any stop order as referred to under Section 5.1(b)(v), the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;
(d)    The Company will provide the Underwriters with copies of the form of the Prospectus, in such number as the Underwriters may reasonably request, and file the Prospectus with the Commission in accordance with, and within the time period specified by, Rule 424(b) and Rule 430(A) under the Act before the close of business on the first business day immediately following the date hereof;
(e)    The Company will furnish to you, without charge, (i) two (2) signed duplicate originals of the Registration Statement and any amendment thereto, including financial statements and all exhibits thereto, and (ii) such number of conformed copies of the Registration Statement and any amendment thereto, as you may reasonably request;
(f)    The Company will promptly prepare and file with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may be (i) in the judgment of the Company or the Representative, be required (y) to comply with the Act or any other law or (z) in relation to Section 1.1(a) hereof or (ii) requested by the Commission;
(g)    Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) the Prospectus, (y) any Rule 462(b) Registration Statement or (z) any amendment or supplement to the Registration Statement or the Prospectus, or (iii) distributing any amendment or supplement to the Time of Sale Information or the Prospectus, the Company will furnish to the Representative and counsel to the Underwriters a copy of the such proposed document for review and will not use, authorize, refer to, distribute or file any such document to the extent that (A) the Representative reasonably objects thereto in a timely manner and (B) it is not in compliance with the Act or any other law;
(h)    The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent;

(i)    The Company will, pursuant to reasonable procedures developed in good faith, retain any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will (x) notify the Representative, (y) prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance and (z) upon your request, file such amended or supplemented Issuer Free Writing Prospectus with the Commission if such Issuer Free Writing Prospectus was required to be filed under Rule 433 of the Act;
(j)    As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with the offering and sale of the Shares by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request;
(k)    The Company consents to the use of each Preliminary Prospectus, the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered and/or sold by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for the Prospectus Delivery Period. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(b) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof;
(l)    The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the

Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its reasonable best efforts to qualify or register its Common Stock for offering and/or sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for as long as may be necessary to complete the distribution of the Shares;
(m)    The Company will make generally available to its securityholders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve (12)-month period commencing after the effective date of the Registration Statement or any Rule 462(b) Registration Statement, as the case may be, and ending not later than fifteen (15) months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act;
(n)    During the period ending three (3) years from the date hereof, the Company will furnish to you and, upon your request, to each of the Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report, financial statement and any other report or communication (financial or other) delivered to shareholders or filed with the Commission, FINRA or Nasdaq or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request; provided, the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR;
(o)    The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus;
(p)    The Company will cause each officer, director and shareholder of the Company set forth on Schedule III hereto to furnish to the Representative, prior to the Closing Date, duly executed lock-up letter(s) which shall be substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);
(q)    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly:
(i)    offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Common Stock (other than (A) the registration, offer and sale of the Shares contemplated hereunder, (B) any Common Stock, bonus or other options or rights granted or exercised pursuant to any Stock Plans (the “Stock Options”), provided, that the grantees or recipients thereof agree, pursuant to a Lock-Up Agreement, not to sell, offer, dispose of or otherwise transfer any such equity interests or Common Stock during the Lock-Up Period without the prior written consent of the Representative or (C) Common Stock issued pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into, or exercisable or exchangeable for Common Stock (other than Stock Options or Common Stock issued pursuant to currently outstanding options, warrants or rights), whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise;
(ii)    enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise;
(iii)    file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Common Stock or any other securities of the Company (other than a registration statement on Form S-8 with respect to any Stock Plans); or
(iv)    publicly disclose the intention to take any of the actions described under Sections 5.1(q)(i), 5.1(q)(ii) or 5.1(q)(iii), in each case without the prior written consent of the Representative;
(r)    The Company will comply with all provisions of any undertakings contained in the Registration Statement;
(s)    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares;
(t)    The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq;
(u)    The Company will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock;
(v)    None of the Company, the Manager or any of their Subsidiaries shall invest or otherwise use the proceeds received from the sale of the Shares in such manner as it would qualify as an “investment company” or an “affiliated person” of, or “promoter”, “principal investor” or “principal underwriter” for, an “investment company” within the meaning of the U.S. Investment Company Act; and
(w)    The Company will use its reasonable best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and the Company intends to use its reasonable best efforts to continue to qualify for taxation as a REIT under the Code in subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company and its shareholders to so qualify or to be so qualified.
6.    Certain Agreements of the Underwriters.
6.1.    Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).
7.    Expenses.
7.1.    Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including any exhibits thereto), each Preliminary Prospectus, the Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus) and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement (including any exhibits thereto), each Preliminary Prospectus, the Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus), the Blue Sky memoranda, this Agreement, any supplemental agreement among Underwriters, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(l) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; provided, that the Company shall only be required to pay such fees and expenses of counsel to the Underwriters incurred in relation to subsections (iii) and (iv) in an amount that is not greater than $35,000 in the aggregate; (v) the fees and expenses associated with listing of the Common Stock on Nasdaq and/or any other exchange; (vi) the costs and charges of any transfer agent or registrar; (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (viii) the cost of the tax stamps, if any, or other taxes payable in connection with the issuance and delivery of the Shares to the respective Underwriters, and the preparation and printing of any certificates for the Shares; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “road show” for the offering contemplated hereby; provided, that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel.
7.2.    If this Agreement shall terminate or shall be terminated after execution pursuant to Section 9 or Section 12.1 hereof (except, in each case, if the condition not fulfilled is the condition set forth in Section 9.1.6 or Section 9.1.10(i)(A) or (C), (ii), (iii) or (iv)), the Company agrees to reimburse you and the Underwriters for all out-of-pocket expenses (including travel expenses and reasonable and documented fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.
8.    Indemnification and Contribution.
8.1.    Subject to the limitations in this Section 8, the Company agrees to indemnify and hold harmless each Underwriter, the Affiliates, directors, officers, employees and agents thereof and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all documented losses, claims, damages, liabilities and out-of-pocket expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, the “Damages”), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, as specified in Section 8.9. The indemnification provided in this Section 8 shall be in addition to any liability that the Company or the Manager may otherwise have.
8.2.    If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought by any third party against any party entitled to indemnification solely pursuant to this Section 8 (each, an “Indemnified Party” and together, the “Indemnified Parties”), and (ii) indemnity may be sought jointly or severally against any party subject to indemnification obligations solely pursuant to this Section 8 (the “Indemnifying Party” and, together, the “Indemnifying Parties”) in respect of such action, suit, proceeding or claim, (a) the Indemnified Party(ies) shall promptly notify in writing the Indemnifying Party(ies), and (b) such Indemnifying Party(ies) shall assume the defense of the Indemnified Party(ies), including the employment of counsel reasonably acceptable thereto and the payment of all reasonable fees of and expenses incurred by such counsel, provided, that (y) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (z) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have to any Indemnified Party otherwise than under this Section 8. The Indemnified Party(ies) shall have the right to employ separate counsel in any such action, suit, proceeding or claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the Indemnifying Party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Party(ies) or (iii) the named parties to any such action, suit, proceeding or claim (including any impleaded parties) include both the Indemnified Party(ies) and the Indemnifying Party, and the Indemnified Party(ies) shall have been advised by its (their) counsel that one or more legal defenses may be available to it that may not be available to the Indemnified Party(ies), or that representation of the Indemnified Party(ies) and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit, proceeding or claim on behalf of the Indemnified Party(ies) but the Indemnifying Party(ies) shall not be liable for the fees and expenses of more than one counsel for all Indemnified Parties (in addition to local counsel)). Any such own counsel for (i) any Underwriter, the Affiliates, directors, officers, employees and agents thereof, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Representative and (ii) the Company, its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit, proceeding or claim, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any Damages by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 8.1 hereof.
8.3.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in Section 8.1 hereof, but only with respect to the information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, which information is specified in Section 8.9. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought or asserted against the Company, any of its directors or officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus (including any Issuer Free Writing Prospectus), or any amendment or supplement thereto, and (ii) indemnity may be sought against any Underwriter pursuant to this Agreement in respect of such action, suit, proceeding or claim, such Underwriter shall have the duties of the Company in Section 8.2 as an Indemnifying Party (except that, if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel in such action, suit, proceeding or claim and participate in the defense of the Company, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, any of its directors and officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 8.2 as an Indemnified Party.
8.4.    In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any current or threatened claim, action, suit or proceeding in respect of which an indemnification may be sought under Section 8.1 hereof (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless (i) such settlement, compromise or consent includes an unconditional release of all Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in form and substance reasonably satisfactory thereto, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Underwriters and any such controlling person. Notwithstanding the foregoing, if at any time any Underwriter (or any such controlling person) shall have requested the Company to reimburse such Underwriter (or controlling person) for any fees and expenses of counsel as contemplated by Section 8.2 hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request, (b) the Company shall not have reimbursed such Underwriter (or controlling person) in accordance with such request prior to the date of such settlement and (c) such Underwriter (or controlling person) shall have given the Company at least thirty (30) days’ prior notice of its intention to settle.
8.5.    If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an Indemnified Party in respect of any Damages referred to herein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided, that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters, from the offering and the sale of the Additional Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
8.6.    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8.5 hereof. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 8.5 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter, shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter, in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint. For purposes of this Section 8.6, (i) each Affiliate, director, officer, employee and agent of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director and officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company .
8.7.    Notwithstanding Section 8.2 hereof, any Damages for which an Indemnified Party is entitled to indemnification or contribution under this Section 8 shall be paid by the Indemnifying Party to the Indemnified Party as Damages are incurred after receipt of reasonably itemized invoices therefor.

8.8.    A successor to any Underwriter or the Company, the directors or officers of any Underwriters or the Company or any person controlling any Underwriters or the Company as referred to in this Section 8 shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8. The term “successors” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.
8.9.    The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication or in any amendment or supplement thereto.
9.    Conditions of Underwriters' Obligations.
9.1.    The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions which shall be fulfilled on each of the Closing Date and any Additional Closing Date (unless otherwise provided hereinafter or as the context may require):
9.1.1.    Certain Filings. The Prospectus shall have been timely filed with the Commission in accordance with Section 5.1(d). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement.
9.1.2.    Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
9.1.3.    Absence of Legal Impediment. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance, sale or delivery of the Shares.

9.1.4.    Opinions of Counsel to the Company.
(a)    You shall have received the opinions and letters, each dated the Closing Date or any Additional Closing Date, as the case may be, satisfactory in form and substance to counsel for Underwriters, from (i) O’Melveny & Myers LLP, counsel to the Company, (ii) O’Melveny & Myers LLP, tax counsel to the Company, and (iii) Venable LLP, Maryland counsel to the Company, each opinion addressed to the Underwriters and dated such delivery date and in form and substance reasonably satisfactory to the Representative.
(b)    In rendering such opinions, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and the Manager and of government officials, provided, that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and any Additional Closing Date.
9.1.5.    Opinion of Tax Counsel to the Predecessor Entity.
(a)    You shall have received the opinion, dated the Closing Date or any Additional Closing Date, as the case may be, satisfactory in form and substance to counsel for Underwriters, from O’Melveny & Myers LLP, tax counsel to the Predecessor Entity addressed to the Underwriters and dated such delivery date and in form and substance reasonably satisfactory to the Representative.
(b)    In rendering such opinion, tax counsel may rely, to the extent it deems such reliance proper, as to matters of fact upon certificates of officers of the Predecessor Entity, provided, that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and any Additional Closing Date.
9.1.6.    Underwriters’ Counsel Opinion. You shall have received an opinion of Greenberg Traurig, LLP, as counsel for the Underwriters, dated the Closing Date or any Additional Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
9.1.7.    Accountants’ Comfort Letters. On the date of the Prospectus, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Additional Closing Date, as the case may be.
9.1.8.    Officers’ Certificate. The Company and the Manager shall have furnished to the Representative certificates, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representative may reasonably request, including, without limitation, a statement:
(a)    That the representations, warranties and agreements of the Company and the Manager in Sections 1.1 and 2.1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date in all material respects;
(b)    That no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
(c)    That they have examined the Registration Statement, the Prospectus and the Time of Sale Prospectus, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Information, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and
(d)    To the effect of Section 9.1.9 (provided, that no representation with respect to the judgment of the Representative need be made).
9.1.9.    No Material Adverse Effect.
(a)    Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and
(b)    since the date specified in clause (a), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company, the Manager and their Subsidiaries taken as a whole; the effect of which, in any such case described in clause (a) or (b), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
9.1.10.    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i)(A) trading in securities generally on the New York Stock Exchange or The Nasdaq Capital Market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted, (B) trading in any securities of the Company on the Nasdaq Capital Market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or (C) minimum prices shall have been established on said exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, in each case, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
9.1.11.    The Company shall have submitted a listing of additional shares notification form to Nasdaq with respect to the Shares and shall have received no objection thereto from Nasdaq.
9.1.12.    At or prior to the Closing Date and any Additional Closing date, you shall have received a Lock-Up Agreement duly executed by each officer, director and shareholder of the Company set forth on Schedule III.
9.1.13.    At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.
9.1.14.    You shall have received satisfactory evidence, as of the Closing Date and any Additional Closing Date, of the good standing of the Company and the Manager in their respective jurisdictions of organization and in such other jurisdictions as you may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions.
9.1.15.    The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.
9.2.    All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

9.3.    If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by electronic transmission at or prior to such Closing Date or any relevant Additional Closing Date, but you shall be entitled to waive any of such conditions.
10.    Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the Parties in accordance with Section 22 hereof and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective as from the execution and delivery of this Agreement by the Parties.
11.    Defaulting Underwriters.
11.1.    If (a) any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and (b) the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Firm Shares (including after giving effect to any arrangements between you and the Company for the purchase of the Firm Shares as referred to under Section 11.2(c) hereof), each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.
11.2.    If (a) any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares, (b) the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Shares and (c) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within forty-eight (48) hours after such default, either you or the Company shall have the right to:
(i)    terminate this Agreement without any liability on the part of any non-defaulting Underwriter or, except as provided in Sections 7 and 8 hereof, the Company; or
(ii)    postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.
11.3.    Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any such default by such Underwriter under this Agreement.
12.    Termination of Agreement.
12.1.    The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9.1.9 and 9.1.10 shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.
12.2.    Notice of such cancellation shall be promptly given to the Company and its counsel by electronic transmission or telephone and shall be subsequently confirmed by letter.
13.    Surviving provisions. The provisions of Sections 7 and 8 hereof and the representations and warranties of the Company and the Manager set forth in Sections 1.1 and 2.1 of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Company, the Affiliates of any Underwriters, the respective directors or officers of any Underwriters or the Company or each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement for any reason whatsoever.
14.    Reserved.
15.    Miscellaneous. Except as otherwise provided in Sections 5, 9.3 and 12.2 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:
15.1.    to the Company or the Manager, to the following address:
Sunrise Realty Trust, Inc.
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL, 33401
Attention: Brian Sedrish, Chief Executive Officer
Email: bsedrish@thetcg.com
with a copy to:
O’Melveny & Myers LLP
1301 6th Ave Suite 1700
New York, NY 10019
Attention: Jeeho Lee, Esq.
Email: jeeholee@omm.com
15.2.    to the Underwriters, to the following address:
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: General Counsel, Investment Banking
Email: GEIBLegal@raymondjames.com

with a copy to:
Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attention: Joseph A. Herz, Esq.
Email: HerzJ@gtlaw.com
Any such notice shall take effect at the time of receipt thereof. The Company and the Manager shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.
16.    Benefit. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Manager and any other Indemnified Party referred to in Section 8 hereof. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein.
17.    Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
18.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
19.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Shares, represents the entire agreement among the Company, the Manager and the Underwriters with respect to the preparation of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, the Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication, the purchase and sale of the Shares and the conduct of the offering contemplated hereby.
20.    Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

21.    Applicable Law, Arbitration and Waiver of Jury Trial.
21.1.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.
21.2.    All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this Agreement, including, without limitation, any breach of this Agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on each of the Company, the Manager and the Underwriters and may be entered and enforced in any court of competent jurisdiction by any such Party(ies). Each such Party shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that each such Party shall pay one-half of any filing fees, fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing Party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing Party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible.
21.3.    TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANY, THE MANAGER AND THE UNDERWRITERS VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.
22.    Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one (1) counterpart hereof shall have been executed on behalf of each Party.
23.    No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company and the Manager acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company and the Manager, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares, and the Company and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; (iii) the relationship between the Company and the Manager, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company and the Manager understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company and the Manager shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Manager acknowledge that the Underwriters may have financial interests in the success of the offering and sale of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company and the Manager and the Underwriters have no obligation to disclose, or account to the Company or the Manager for any benefit they may derive from such additional financial interests. Each of the Company and the Manager hereby waive and release, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Manager, or any of their respective shareholders, managers, employees or creditors.
24.    Research Analyst Independence. The Company and the Manager acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Manager hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Manager by any Underwriter’s investment banking division. The Company and the Manager acknowledge that each of the Underwriters is a full-service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock or any other securities of the Company.
25.    Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “Subsidiary” for a specified person has the meaning set forth in Rule 405 under the Act.
26.    Recognition of the U.S. Special Resolution Regimes.
26.1.    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

26.2.    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
26.3.    For purposes of this Section 26: a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Remainder of page intentionally left blank – Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Manager and the several Underwriters.

Very truly yours,

SUNRISE REALTY TRUST, INC.

By:
Name:	Brian Sedrish
Title:	Chief Executive Officer

SUNRISE MANAGER LLC

By:
Name:	Leonard Tannenbaum
Title:	Manager
CONFIRMED as of the date first above
mentioned, on behalf of the Representative
and the Underwriters.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative
[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriters

Name:	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.
Keefe, Bruyette & Woods, Inc.
BTIG, LLC
Oppenheimer & Co. Inc.
B. Riley Securities, Inc.
A.G.P./Alliance Global Partners
Seaport Global Securities LLC
[•]
Total
Sch. I-1

SCHEDULE II
(a) Issuer Free Writing Prospectuses
[•]
(b) Written Testing-the-Waters Communications
[•]
Sch. II-1

SCHEDULE III
Persons Subject to Lock-up
Leonard M. Tannenbaum
Brian Sedrish
Robyn Tannenbaum
Brandon Hetzel
Jodi Hanson Bond
James Fagan
Alexander C. Frank
Sch. III-1

EXHIBIT A
Form of Lock-up Agreement
_______, 2025
SUNRISE REALTY TRUST, INC.
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL 33401
RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716
Re:    Sunrise Realty Trust, Inc. (the "Company”) - Restriction on Stock Sales
Dear Sirs:
This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Sunrise Manager LLC, and Raymond James & Associates, Inc., the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-11, File No. 333-[_____] (the “Registration Statement”), as filed with the Securities and Exchange Commission on [●] (the “Offering”).
The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of Company Securities (as defined below), that the Company complete the proposed Offering.
The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this letter agreement.
The undersigned further recognizes that the capital stock, options, warrants or other securities of the Company (the “Company Securities”) held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities now held or
Exhibit A-1

hereafter acquired by the undersigned will not enter the public market at a time that might impair the success of the Offering.
Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 180 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner, any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the Disposition of any of the Lock-Up Securities by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.
Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:
(1)    transactions relating to Lock-Up Securities or other securities acquired in the open market after the completion of the Offering;
(2)    bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company);
(3)    transfers of the undersigned’s Lock-Up Securities by will or intestacy;
(4)    transfers of the undersigned’s Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this letter agreement, “immediate family” shall
Exhibit A-2

mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(5)    the exercise of outstanding options or restricted stock units or other equity awards or exercise of warrants pursuant to plans described in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement;
(6)    transfers of the undersigned’s Lock-Up Securities to the Company in connection with the vesting, settlement, restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided, that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, Time of Sale Information and the Prospectus;
(7)    the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided, however, that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this letter agreement;
(8)    any redemption provisions contained in the organizational documents of the Manager or the subsidiary partnerships;
(9)    transfers of the undersigned’s Lock-Up Securities to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; or
(10)    the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Company Securities or securities convertible into, or exchangeable or exercisable for, Company Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan;
provided, that it shall be a condition to any transfer pursuant to clause (2), (3) and (4), that (i) the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the recipient/transferee/donee were a party hereto, (ii) such transfer shall not involve
Exhibit A-3

a Disposition for value (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period to above, and (iv) the undersigned notifies Raymond James & Associates, Inc. at least two business days prior to the proposed Disposition.
It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.
In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.
This letter agreement shall automatically terminate upon the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Offering, enter into this letter agreement, or sell any shares of Common Stock at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.
This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this letter agreement, including, without limitation, any breach of this letter agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on the undersigned and may be entered and enforced in any court of competent jurisdiction by the undersigned. The undersigned shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that it shall pay one-half of any filing fees, fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing party for its costs,
Exhibit A-4

expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT.

Very truly yours,

(Signature)

(Name)
Exhibit A-5